Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the use of our report dated February 28, 2023, with respect to the consolidated financial statements of RE/MAX Holdings, Inc., incorporated herein by reference.

/s/ KPMG LLP

Denver, Colorado
February 22, 2024